Exhibit 2.n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2/A of Gladstone Investment Corporation of our report dated May 21, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Gladstone Investment Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 17, 2012